UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 27, 2023
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 8.01.     Other Events
Arrow Financial Corporation (“Arrow” or the “Company”) announces a two-part balance sheet repositioning strategy.

During the week of November 27, 2023, Arrow sold all 27,771 shares of Visa Class B common shares it previously held (the “Visa Sale”) for a pre-tax gain of approximately $9.3 million.

Concurrently, the Company also executed a balance sheet repositioning of its available-for-sale securities portfolio (the “Repositioning”). The Company sold approximately $100 million of lower-yielding securities, resulting in an approximate pre-tax loss of $9.2 million. The proceeds were reinvested in higher yielding available for sale securities and federal funds.

On an annualized basis, the positive spread differential of about 3% between the sold securities and the new investments is expected to generate approximately $3 million in pre-tax earnings.

The combined impact of the gain generated from the Visa Sale and the loss generated from the Repositioning is expected to have a positive impact on consolidated shareholders’ equity and book value per share equal to the after-tax impact of the gain realized on the Visa Sale.

Regulatory Risk-Based-Capital ratios will improve as the new investments carry a lower risk weighting than the securities that were sold. Non-risk-based capital ratios are not materially impacted by these transactions.

Arrow expects the above transactions to be accretive to earnings, net interest margin and return on assets in future periods.

Forward Looking Statements
The information contained herein may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. Factors that could cause or contribute to such differences include, but are not limited to, interest rate fluctuations, a deterioration of market conditions and the other risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”). The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. All forward-looking statements, express or implied, included in this Report and the documents incorporated by reference and that are attributable to Arrow are expressly qualified in their entirety by this cautionary statement. This filing should be read in conjunction with the Company’s 2022 Form 10-K and other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date:	December 4, 2023	/s/ Penko Ivanov
Penko Ivanov Chief Financial Officer